UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 13, 2019

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2019, Tauriga Sciences, Inc. (OTCQB stock symbol: TAUG, the “Company”) entered into a one year 8% $100,000 Convertible Note with Odyssey Funding, LLC (“Investor”) pursuant to the terms of a Securities Purchase Agreement (the “Odyssey Note”). The Odyssey Note has a maturity date of September 13, 2020 and carried a $5,000 original issue discount (such that $95,000 was funded to the Company at closing). The Investor is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the Odyssey Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 64% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the Investor within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 54% instead of 64% while that “Chill” is in effect. In no event shall the Investor be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Investor and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor. During the first 180 calendar days that the Odyssey Note is in effect, the Company may redeem the Odyssey Note by paying to the Investor an amount as follows: (i) if the redemption is within the first 60 days of the issuance date, then for an amount equal to 125% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 61st day, but by the 120th day of the issuance date, then for an amount equal to 135% of the unpaid principal amount of this Note along with any accrued interest, and (iii) if the redemption is after the 120th day, but less than the 180th day of the issuance date, then for an amount equal to 140% of the unpaid principal amount of this Note along with any accrued interest. The Company may not redeem the Odyssey Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the Odyssey Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the Investor the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the Odyssey Note shall increase by 50%; or (iv) if the Odyssey Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

In connection with the Odyssey Note, the Company issued irrevocable transfer agent instructions reserving 22,727,000 shares (the “Share Reserve”) of its Common Stock for conversions under this Note. The Investor shall have the right to periodically request that the number of reserved shares be increased so that the number of reserved shares at least equals four hundred percent of the number of shares of Company common stock issuable upon conversion of the Note so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so. Upon full conversion or repayment of this Odyssey Note, any shares remaining in the Share Reserve shall be cancelled.

The foregoing description of the above referenced transaction is not complete and is qualified in its entirety by reference to the text of the Securities Purchase Agreement and the Odyssey Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Securities Holders.

The information contained in Items 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2019, the Company held a special meeting (the “Special Meeting”) of its stockholders. The matters voted on and approved at the Special Meeting included an amendment to the Company’s Articles of Incorporation to affect an increase in the number of authorized shares of the Company’s common stock from 100 million to 400 million shares (the “Charter Amendment”).

The Company delivered the Charter Amendment, as approved by its stockholders at the Special Meeting, on September 10, 2019 by overnight courier service to the Divisions of Corporations of the State of Florida to effectuate the approve the Charter Amendment, which became effective on September 12, 2019 (but which the Company received notification of such acceptance on September 27, 2019). A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

New Pomegranate Flavored Tauri-Gum™

On September 17, 2019, the Company issued a press release announcing that it has commenced production of its Pomegranate flavored version of Tauri-Gum™. The Company expects to complete this initial production batch of Pomegranate Tauri-Gum™, by early November 2019, which will be comprised of 8,750 – 9,000 blister packs (or 875 - 900 retail display boxes). Exactly ½ of the production cost has already been paid by the Company to its Contract Manufacturer.

Similar to the Company’s existing Mint and Blood Orange flavored products, the Pomegranate flavored Tauri-Gum™ will be certified as Kosher and classified as Vegan, and the Company expects that its Pomegranate product will be available on its E-Commerce site (www.taurigum.com). The press release relating to the production of our Pomegranate flavored gum is attached hereto as Exhibit 99.1.

The press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Amended Articles of Incorporation of Tauriga Sciences, Inc., September 2019
4.1	Securities Purchase Agreement between Odyssey Funding, LLC and the Company, dated September 13, 2019
4.2	Convertible Redeemable Note issued to Odyssey Funding, LLC, dated September 13, 2019
99.1	Press release, dated September 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2019

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer